Exhibit 23.1

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Centennial, Colorado 80112 Telephone: 303/768-9221 ● Facsimile: 303/768-9224 ● E-Mail: andrew@telseylaw.com

June 19, 2017

Board of Directors

Illumination America, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

Re:	Illumination America, Inc.
Post Effective Amendment No. 1 to Registration Statement on Form S-1
Registration Number 333-208968

Ladies and Gentlemen:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/ ANDREW I. TELSEY